Exhibit 5.1

                          SOFTKEY INTERNATIONAL INC.
                             One Athenaeum Street
                        Cambridge, Massachusetts 02142

                                        May 7, 1996

          SoftKey International Inc.
          One Athenaeum Street
          Cambridge, Massachusetts 02142

                    Re:  Registration Statement on Form S-3

          Ladies and Gentlemen:

                    I am Vice President and General Counsel of
          SoftKey International Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commis-sion (the "Commission") on the date hereof (the "Regis-tration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 500,000 shares (the "Company Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), to be sold by the Company or Bear, Stearns & Co. Inc. ("Bear Stearns") and 226,885 shares of Common Stock (the "Selling Stockholder Shares") to be sold by a certain selling stockholder of the Company (the "Selling Stock-holder").

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

                    In connection with this opinion and as General Counsel of the Company, I have examined and am familiar with originals or copies, certified or otherwise identi-fied to my satisfaction, of: (i) the Registration State-ment (together with the form of preliminary prospectus included therein); (ii) the Restated Certificate of Incorporation of the Company, as amended, as currently in effect; (iii) the Bylaws of the Company, as amended, as currently in effect; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the preparation and filing of the Registration Statement, the registration of the Shares, the issuance of the Shares by the Company, the sale of the Selling Stockholder Shares to the Selling Stockholder and certain related matters;
          (v) the form of proposed Fee Adjustment Agreement between the Company and Bear Stearns to be filed as an exhibit to the Registration Statement; (vi) a form of specimen certificate for the Common Stock; (vii) certain agree-ments, certificates of public officials, certificates of other officers or representatives of the Company or others; and (viii) such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the origi-nals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

                    I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

                    Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                    1.   Assuming the conformity of the certifi-
          cate(s) representing the Company Shares to the form of the specimen certificate for the Common Stock examined by me and the due execution and delivery of such certifi-cate(s), the Company Shares have been duly authorized for issuance and when the Company Shares have been paid for and one or more certificates therefor have been issued and delivered as contemplated by the Registration State-ment, the Company Shares will be validly issued, fully paid and nonassessable.

                    2.   Assuming the conformity of the certifi-
          cates representing the Selling Stockholder Shares not yet issued by the Company to the form of the specimen certif-icate for the Common Stock examined by me and the due execution and delivery of such certificates, the Selling Stockholder Shares have been duly authorized for issuance and have been or as to Selling Stockholder Shares not yet issued by the Company, when one or more certificates therefor have been issued and delivered in accordance with the terms and provisions of the Nordman Agreement, will be validly issued, fully paid and nonassessable.

                    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                    This opinion is furnished by me, as General
          Counsel of the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company.

                                        Very truly yours,

                                        /s/ Neal S. Winneg
                                        Neal S. Winneg
                                        General Counsel